UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2010

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts		02210-1625
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 3, 2010, NMT Medical, Inc. (the “Registrant”) entered into a First Loan Modification Agreement (the “Modification”) among the Registrant, NMT Heart, Inc. (together with the Registrant, individually and collectively, jointly and severally the “Borrower”), and Silicon Valley Bank (the “Lender”).

The following summary description of the Modification does not purport to be complete and is qualified in its entirety by reference to the Modification which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Modification amends certain financial covenants of the Loan and Security Agreement entered into on June 26, 2009 among the Borrower and the Lender. The Modification, among other things,

•	Increases amount of required minimum liquidity from $2.5 million to $3.75 million;

•	Adds new quarterly net income targets; and

•

Defines net income to exclude the non-cash charges resulting from the mark-to-market accounting of certain warrants issued by the Registrant in connection with its private placement of common stock and warrants in February 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: May 5, 2010	By:	/S/ RICHARD E. DAVIS
Richard E. Davis
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	First Loan Modification Agreement, by and between Silicon Valley Bank, NMT Medical, Inc. and NMT Heart, Inc., dated as of May 3, 2010